Exhibit 10.1

EXECUTION VERSION

$1,050,000,000

ZEBRA TECHNOLOGIES CORPORATION

7.25% SENIOR NOTES DUE 2022

PURCHASE AGREEMENT

September 30, 2014

September 30, 2014

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

As Representative of the Initial Purchasers

Ladies and Gentlemen:

Zebra Technologies Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several purchasers named in Schedule I hereto (the “Initial Purchasers”) $1,050,000,000 in aggregate principal amount of the Company’s 7.25% Senior Notes due 2022 (the “Notes”). Morgan Stanley & Co. LLC has agreed to act as the representative of the several Initial Purchasers (the “Representative”) in connection with the offering and sale of the Notes.

The Securities (as defined herein) will be issued pursuant to the provisions of an indenture, to be dated as of the Closing Date (as defined herein) (the “Indenture”), among the Company and U.S. Bank National Association, as trustee (the “Trustee”).

Holders of Securities will be entitled to the benefits of a registration rights agreement, to be dated as of the Closing Date (the “Registration Rights Agreement”), between the Company and the Representative, pursuant to which the Company and the Specified Guarantors (as defined herein) may be required to file with the Commission (as defined herein), under the circumstances set forth therein, (i) a registration statement under the Securities Act (as defined herein) relating to another series of debt securities of the Company with terms substantially identical to the Notes (the “Exchange Notes”) to be offered in exchange for the Notes (the “Exchange Offer”) and (ii) a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Notes and, in each case, to use its commercially reasonable efforts to cause such registration statement to be declared effective. All references herein to the Exchange Securities and the Exchange Offer are only applicable if the Company and the Guarantors are in fact required to consummate the Exchange Offer pursuant to the terms of the Registration Rights Agreement.

Following the Closing Date and prior to the date of the Release (as defined below) (the “Escrow Release Date”), the Notes will not be guaranteed. Following the Escrow Release Date, the payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by the entities listed on Schedule III hereto (the “Specified Guarantors”). Such obligations on the Notes will also be guaranteed by any subsidiary of the Company formed or acquired after the Escrow Release Date that executes an additional guarantee in accordance with the terms of the Indenture (any such subsidiary, together with the Specified Guarantors and their respective successors and assigns, being referred to herein as the “Guarantors” and any such guarantee, together with the guarantees by the

Specified Guarantors, being referred to herein as the “Guarantees”). The Notes and the Guarantees thereof are herein collectively referred to as the “Securities”; and the Exchange Notes and the Guarantees thereof are herein collectively referred to as the “Exchange Securities.”

The Securities are being issued to finance a portion of the purchase price of the Company’s acquisition (the “Acquisition”) of the Enterprise Business (the “Target”) of Motorola Solutions, Inc. to the extent set forth in, and pursuant to, the Master Acquisition Agreement, dated as of April 14, 2014, between Motorola Solutions, Inc. and the Company (the “Master Acquisition Agreement”). On the Closing Date the Company shall enter into an escrow agreement (the “Escrow Agreement”) with the Trustee, who shall also act as escrow agent (the “Escrow Agent”). Pursuant to the Escrow Agreement, the Company will deposit, or cause to be deposited, into an escrow account (the “Escrow Account”) cash (collectively with the Escrow Account and any other property from time to time held in the Escrow Account, the “Escrowed Property”) equal to the gross proceeds of the offering of the Securities, together with the additional cash sufficient to fund the redemption of the Notes for cash at a redemption price of 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon from, and including, the Closing Date to, but excluding, November 5, 2014 for all Notes. The Escrowed Property will be held by the Escrow Agent in accordance with the terms and provisions set forth in the Escrow Agreement, and released (the “Release”) in accordance with the conditions set forth therein (the “Escrow Release Conditions”), as described in the Time of Sale Memorandum and the Final Memorandum (each as defined herein). Following the Escrow Release Date, the Escrowed Property will be used, among other things, to pay a portion of the consideration due for the Acquisition pursuant to the Master Acquisition Agreement, as well as related fees and expenses. If the Escrow Release Conditions are not satisfied on or before October 28, 2014, the Company will be required to make additional deposits into the Escrow Account on a monthly basis to fund the interest that will accrue on the Notes during future monthly periods or it will be required to redeem the Notes on the third business day after the end of any month in which it does not make the required additional deposit, pursuant to the terms of the Escrow Agreement. If the Escrow Release Conditions are not satisfied on or before April 13, 2015 (as such date may be extended), if the Company notifies the Escrow Agent and the Trustee in accordance with the Escrow Agreement that it will not pursue the consummation of the Acquisition, or if certain other circumstances occur, then in each case the Company will be required to redeem the Notes at the Escrow Redemption Price (as defined in the Indenture) pursuant to the terms of the Indenture and the Escrow Agreement and in accordance therewith.

The Specified Guarantors will, among other things, on or prior to the Escrow Release Date, execute a joinder agreement to this Agreement (the “Joinder Agreement”) in the form attached as Exhibit B hereto. On or prior to the Escrow Release Date, the Specified Guarantors will execute (i) a supplemental indenture to the Indenture (the “Supplemental Indenture”) in the form attached to the Indenture pursuant to which each such Specified Guarantor will become a Guarantor under the Indenture and (ii) a joinder agreement to the Registration Rights Agreement (the “RRA Joinder”) in the form attached to the Registration Rights Agreement.

This Agreement, the Registration Rights Agreement, the Joinder Agreement, the RRA Joinder, the Securities, the Escrow Agreement and the Indenture are referred to in this Agreement collectively as the “Transaction Documents.”

The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Time of Sale Memorandum (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Time of Sale Memorandum (the first time when sales of the Securities are made is referred to as the “Time of Sale”). The Securities will be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act (“Rule 144A”) and in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”). Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A or Regulation S). The Company hereby confirms that it has authorized the use of the Time of Sale Memorandum, the Final Memorandum (as defined below) and the Recorded Road Show (as defined in Schedule II hereto) in connection with the offer and sale of the Securities by the Initial Purchasers.

In connection with the sale of the Securities, the Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum, dated September 23, 2014 (the “Preliminary Memorandum”), and prepared and delivered to each Initial Purchaser copies of a pricing supplement, dated September 30, 2014 (the “Pricing Supplement”), describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. The Preliminary Memorandum and the Pricing Supplement are herein referred to as the “Time of Sale Memorandum.” Promptly after this Agreement is executed and delivered, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum, dated the date hereof (the “Final Memorandum”). As used herein, the terms “Preliminary Memorandum,” “Time of Sale Memorandum” and “Final Memorandum” shall include the documents, if any, incorporated by reference therein. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum shall include all documents subsequently filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

As used in this Agreement, all references to the Company and its subsidiaries, the Company and its Affiliates, the Company and the Guarantors, and the Guarantors, give effect to the consummation of the Acquisition; provided that prior to the execution and delivery of the Joinder Agreement, all representations and warranties of the Company with respect to the Target and its subsidiaries are made to the knowledge of the Company after reasonable due inquiry.

The representations, warranties, authorizations, acknowledgements, covenants and agreements of the Guarantors set forth in this Agreement shall, with respect to the Guarantors, become effective immediately upon the execution and delivery by each of them of the Joinder Agreement, at which time such representations, warranties, authorizations, acknowledgments, covenants and agreements shall become effective as to the Guarantors as if made on the date hereof, and until the Guarantors execute the Joinder Agreement they will not have any rights, benefits or obligations under this Agreement.

1. Representations and Warranties. Each of the Company and the Guarantors, jointly and severally, hereby represents and warrants to, and agrees with each Initial Purchaser, that, as of the Time of Sale and as of the Closing Date:

(a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) any Additional Written Offering Communication (as defined below) prepared, used or referred to by the Company at the time of its use did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) the Time of Sale Memorandum at the Time of Sale does not, and at the Closing Date (as defined below) will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Final Memorandum at its date and at the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from the Time of Sale Memorandum or the Final Memorandum that are based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use therein.

(b) Except for the Additional Written Offering Communications, if any, identified in Schedule II hereto, including the Recorded Road Show, if any, each furnished to the Representative before first use, the Company has not prepared, used or referred to, and will not, without the Representative’s prior consent, prepare, use or refer to, any Additional Written Offering Communication. For purposes of this Agreement, “Additional Written Offering Communication” means any written communication (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum.

(c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Time of Sale Memorandum, and to enter into and perform its obligations under each of the Transaction Documents to which it is a party, and is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except in each case to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(d) Each Specified Guarantor has been duly incorporated or formed, as applicable, is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, has the corporate or similar power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Time of Sale Memorandum, and to enter into and perform its obligations under each of the Transaction Documents to which it is a party. Each subsidiary of the Company (other than the Specified Guarantors) that constitutes a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) of the Company has been duly incorporated or formed, as applicable, is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable and has the corporate or similar power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Time of Sale Memorandum, except in each case to the extent that the failure to be so incorporated or formed or existing, have such power or authority or be in good standing would not reasonably be expected to have a Material Adverse Effect. Each “significant subsidiary” is duly qualified to transact business as a foreign corporation or other entity and is in good standing under the laws of each jurisdiction where its ownership or leasing of its properties or conduct of its business requires such qualification, except, in each case, to the extent that the failure to be so qualified, have such power or authority or be in good standing would not reasonably be expected to have a Material Adverse Effect; all of the issued shares of capital stock or other ownership interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims imposed by the operation of law in the ordinary course of business and are not material.

(e) This Agreement has been duly authorized, executed and delivered by the Company and, on or prior to the Escrow Release Date, the Joinder Agreement will have been duly authorized, executed and delivered by each of the Specified Guarantors.

(f) The Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture pursuant to which such Notes are to be issued and the Registration Rights Agreement.

(g) On or prior to the Closing Date, the Exchange Notes will have been duly authorized and, if executed and authenticated in accordance with the provisions of the Indenture, the Registration Rights Agreement and the Exchange Offer, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture pursuant to which such Exchange Notes are to be issued.

(h) The Guarantees of the Notes by the Specified Guarantors on the Escrow Release Date, and the Guarantees of the Exchange Notes, if issued, will be in the respective forms contemplated by the Indenture and will be, on or prior to the Escrow Release Date, duly authorized by the Specified Guarantors for issuance pursuant to this Agreement and the Indenture. The Guarantees of the Notes by the Specified Guarantors, on the Escrow Release Date, will have been duly executed by such Specified Guarantors and will constitute valid and binding agreements of the Specified Guarantors, in each case, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture pursuant to which such Guarantees are to be issued. If the Exchange Notes have been authenticated in the manner provided for in the Indenture and issued and delivered in accordance with the Registration Rights Agreement, the Guarantees of the Exchange Notes will constitute valid and binding agreements of the Specified Guarantors, in each case, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture pursuant to which such Guarantees are to be issued.

(i) The Indenture has been duly authorized by the Company and, when the Indenture is executed and delivered by the Company and the Trustee, assuming due authorization by the Trustee, the Indenture will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms against the Company subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability. The Supplemental Indenture will have been duly authorized by each Specified Guarantor on or prior to the Escrow Release Date, and, on the

Escrow Release Date, the Supplemental Indenture will have been duly executed and delivered by each Specified Guarantor and, when the Supplemental Indenture has been duly executed and delivered by the Specified Guarantors, the Indenture, as supplemented by the Supplemental Indenture, will constitute a valid and legally binding instrument, enforceable in accordance with its terms against each Specified Guarantor, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable interests of general applicability.

(j) On or prior to the Closing Date, the Registration Rights Agreement will have been duly authorized by the Company and, when the Registration Rights Agreement is executed and delivered by the Company, will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms against the Company, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law. On or prior to the Escrow Release Date, the RRA Joinder will have been duly authorized, executed and delivered by the Specified Guarantors and, when the RRA Joinder is executed and delivered by the Specified Guarantors, the Registration Rights Agreement will constitute a valid and binding agreement of the Specified Guarantors, enforceable in accordance with its terms against each Specified Guarantor, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable interests of general applicability and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.

(k) The Escrow Agreement has been duly authorized by the Company and, when the Escrow Agreement is executed and delivered by the Escrow Agent and the Trustee, assuming due authorization by each of the Escrow Agent and the Trustee, the Escrow Agreement will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms against the Company, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability. When executed and delivered to the Escrow Agent and the Trustee at the Closing Date, the Escrow Agreement will grant and create a valid and enforceable perfected first-priority security interest in the Escrowed Property in favor of the Trustee to secure the obligations under the Securities.

(l) The Securities to be purchased by the Initial Purchasers from the Company will on the Closing Date be in the form contemplated by the Indenture. The Transaction Documents will conform to the descriptions thereof in the Time of Sale Memorandum and the Final Memorandum.

(m) At June 28, 2014, on a consolidated basis, after giving pro forma effect to the issuance and sale of the Securities pursuant hereto and the Transactions (as defined in the Time of Sale Memorandum and Final

Memorandum), the Company would have an authorized and outstanding capitalization as set forth in the Time of Sale Memorandum and the Final Memorandum under the caption “Capitalization” (other than for subsequent issuances of capital stock, if any, pursuant to employee benefit plans described in the Time of Sale Memorandum and the Final Memorandum or upon exercise of outstanding options described in the Time of Sale Memorandum and the Final Memorandum).

(n) Neither the Company nor any of its subsidiaries is (i) in violation of its charter, bylaws or similar organizational document or (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except, in the case of clause (ii) above, for such Defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company’s and the Guarantors’ execution, delivery and performance of the Transaction Documents to which they are parties, and the issuance and delivery of the Securities, and consummation of the transactions contemplated hereby and thereby and by the Time of Sale Memorandum and the Final Memorandum (i) will not result in any violation of the provisions of the charter, bylaws or similar organizational document of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary except for such violations that would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(o) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the execution, delivery or performance of the Transaction Documents by the Company and the Guarantors to the extent party thereto, or the issuance and delivery of the Securities or the Exchange Securities (if issued), or consummation of the transactions contemplated hereby and thereby and by the Time of Sale Memorandum, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable securities laws of the several states of the United States or the provinces of Canada.

(p) Except as otherwise disclosed therein, since the respective dates as of which information is given in the Preliminary Memorandum, Time of Sale Memorandum and Final Memorandum, there has not occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business operations or prospects of the Company and its subsidiaries, taken as a whole.

(q) Subsequent to the respective dates as of which information is given in each of the Time of Sale Memorandum and the Final Memorandum, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company and its subsidiaries have not purchased any of the Company’s outstanding capital stock, nor has the Company declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short term debt or long term debt of the Company and its subsidiaries, except in each case as described in each of the Time of Sale Memorandum and the Final Memorandum, respectively.

(r) Other than proceedings accurately described in all material respects in the Time of Sale Memorandum, there are no legal or governmental proceedings pending or, to the Company’s and the Specified Guarantors’ knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties owned by the Company or any of its subsidiaries is subject that would reasonably be expected to have a Material Adverse Effect or that would have a material adverse effect on the power or ability of the Company and the Specified Guarantors to perform their obligations under the Transaction Documents to which they are parties or to consummate the transactions contemplated by the Time of Sale Memorandum.

(s) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) each of the Company and its subsidiaries and their respective operations and facilities are in compliance with, and not subject to any known liabilities under, applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Company or its subsidiaries under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the Company nor any of its subsidiaries has received any written communication from a governmental authority that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (iii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging actual or potential violation or liability on the part of the Company or any of its subsidiaries based on or relating to any Environmental Law pending or, to the best of the Company’s and the Specified Guarantors’ knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability under or pursuant to any Environmental Law the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; (iv) neither the Company nor any of its subsidiaries is conducting or causing to be conducted any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under or relating to any Environmental Law; (v) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company or any of its subsidiaries; and (vi) there are no past or present actions, activities, circumstances, conditions or occurrences, including, without limitation, the Release or threatened Release of any Material of Environmental Concern, that could reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Company or any of its subsidiaries, including without limitation, any such liability which the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

For purposes of this Agreement, “Environment” means ambient air, indoor and outdoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means all applicable federal, state, local and foreign laws (including common law) or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or the Environment or human health or safety, including without limitation, those relating to (i) the Release or threatened Release of hazardous or toxic materials or wastes; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of hazardous or toxic materials or wastes. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, migrating, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

(t) To the Company’s and the Specified Guarantors’ knowledge, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u) The Company and each Guarantor is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Memorandum will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(v) None of the Company, any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”), or any person acting on its or their behalf (other than the Initial Purchasers, as to which the Company and the Specified Guarantors make no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Company, its Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchasers, as to which the Company and the Specified Guarantors make no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Specified Guarantors make no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Specified Guarantors make no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(w) Subject to compliance by the Initial Purchasers with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Time of Sale Memorandum to register the Securities under the Securities Act or, unless and until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939, as amended (including the rules and regulations of the Commission promulgated thereunder).

(x) The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(y) Neither the Company nor any of its subsidiaries or affiliates, nor, to the Company’s and the Specified Guarantors’ knowledge, any director, officer, employee, agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries, and to the Company’s and the Specified Guarantors’ knowledge, their respective affiliates have conducted their businesses in compliance with applicable anti-corruption laws and the Company has instituted and maintains and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(z) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(aa) (i) Neither the Company nor any of its subsidiaries, nor to the Company’s and the Specified Guarantors’ knowledge, any director, officer, employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(C) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(D) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(bb) Ernst & Young LLP and KPMG LLP, which expressed its opinion with respect to certain of the financial statements (which term as used in this Agreement includes the related notes thereto) of the Company and the Target, respectively, and supporting schedules included in the Time of Sale Memorandum, are independent public or certified public accountants within the meaning of the Rules of Professional Conduct/Code of Ethics (or similar rules) and Regulation S-X under the Securities Act, the Exchange Act and the applicable rules and regulations adopted by the Public Company Accounting Oversight Board (United States), and any non-audit services provided to the Company by Ernst & Young LLP have been approved by the audit committee of the board of directors of the Company and any non-audit services provided to the Target by KPMG LLP have been approved by the audit committee of the board of directors of the Target or its parent.

(cc) The financial statements of the Company and its subsidiaries (including, for the avoidance of doubt, the carve-out financial statements of the Target), together with the related schedules and notes, included in the Time of Sale Memorandum and the Final Memorandum present fairly in all material respects the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The selected and summary financial data set forth in the Time of Sale Memorandum under the captions “Summary Historical Financial Data of Zebra,” “Summary Historical Financial Data of the Enterprise Business” and “Selected Historical Consolidated Financial and Other Data,” fairly present the information set forth therein on a basis consistent with that of the financial statements contained in the Time of Sale Memorandum.

(dd) The pro forma combined financial information of the Company and its subsidiaries (including, for the avoidance of doubt, the Target) and the related notes thereto included under the caption “Unaudited Pro Forma Combined Financial Data” and elsewhere in the Time of Sale Memorandum present fairly in all material respects the information contained therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transaction and circumstances referred to therein.

(ee) The statistical and market related data and forward looking statements included in the Time of Sale Memorandum are based on or derived from sources that the Company and the Specified Guarantors believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources.

(ff) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Company and its subsidiaries own, possess, license or otherwise have sufficient rights to use all trademarks, service marks, trade names, patents, patent rights, licenses, inventions, technology, copyrights, domain names (including registrations and applications for registration of the foregoing), software, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property and similar rights (collectively, “Intellectual Property Rights”) reasonably necessary for or used or held for use in their respective businesses now operated by them, and (ii) neither the Company nor any of its subsidiaries is to the Company’s and the Specified Guarantors’ knowledge infringing, misappropriating or otherwise violating the Intellectual Property Rights of any third party. The Company and its subsidiaries have taken commercially reasonable steps to maintain the confidentiality of all material Intellectual Property Rights, the value of which to the Company or any subsidiary is contingent upon maintaining the confidentiality thereof (i.e., trade secrets). Except as would not, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, be reasonably expected to have a Material Adverse Effect, there is no pending or, to the Company’s and the Specified Guarantors’ knowledge, threatened, action, suit, proceeding or claim by any third party (x) challenging the Company’s or any of its subsidiaries’ rights in or to, or challenging the validity, enforceability or scope, of any Intellectual Property Rights owned by the Company or any of its subsidiaries, or (y) alleging that the Company or any of its subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property Rights of any third party.

(gg) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in the Time of Sale Memorandum.

(hh) The Company and its subsidiaries have good and marketable title to all real property and personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Memorandum or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Memorandum.

(ii) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by generally accepted accounting principles in the United States (“GAAP”) have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in accordance with GAAP in the applicable financial statements referred to in Section 1(cc) hereof in respect of all federal, state, provincial and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined except to the extent that any inadequacy would not reasonably be expected to have a Material Adverse Effect.

(jj) Each of the Company, the Guarantors and their subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect except as described in the Time of Sale Memorandum.

(kk) None of the Company or any of the Guarantors has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ll) Each of the Company and the Guarantors is, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

(mm) The Company and its subsidiaries and their respective officers and directors are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(nn) The Company and its subsidiaries maintain a system of accounting controls that is in compliance with the Sarbanes-Oxley Act and is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Preliminary Memorandum, the Time of Sale Memorandum and the Final Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto

(oo) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(pp) Neither the Company nor any of its subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(qq) The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Company and its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary of the Company, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company or its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company or its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(rr) No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company and the Specified Guarantors, is imminent; and the Company and the Specified Guarantors are not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

(ss) No relationship, direct or indirect, exists between or among any of Company or any affiliate of the Company, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act to be disclosed in a registration statement on Form S-1 which is not so disclosed in the Time of Sale Memorandum. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any affiliate of the Company to or for the benefit of any of the officers or directors of the Company or any affiliate of the Company or any of their respective family members.

(tt) The Company, the Guarantors and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Time of Sale Memorandum will contain the disclosure required by Rule 902 under the Securities Act. The Securities sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of the Securities Act and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Securities Act.

(uu) The Company expects that the Acquisition will be consummated in all material respects on the terms as contemplated by the Master Acquisition Agreement and as set forth in the description thereof set forth in the Time of Sale Memorandum and the Final Memorandum.

(vv) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2. Agreements to Sell and Purchase. The Company hereby agrees to issue and sell to the Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the principal amount of Securities set forth in Schedule I hereto opposite its name at a purchase price of 98.25% of the principal amount thereof (the “Purchase Price”), plus accrued and unpaid interest, if any, from October 15, 2014 to the Closing Date (as defined below).

3. Terms of Offering. The Representative has advised the Company that the Initial Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder as soon as practicable after this Agreement is entered into as in the Representative’s judgment is advisable.

4. Payment and Delivery. Payment for the Securities shall be made to the Escrow Agent (on behalf of the Company and pursuant to the terms of the Escrow Agreement) in Federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on October 15, 2014, or at such other time on the same or such other date, not later than October 15, 2014, as shall be designated in writing by the Representative. The time and date of such payment are hereinafter referred to as the “Closing Date.” Such delivery and payment shall be made at 10:00 a.m., New York City time, at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 (or such other time and place as may be agreed to by the Company and the Representative). The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 10 hereof. The Securities shall be in definitive form or global form, as specified by the Representative, and registered in such names and in such denominations as the Representative shall request in writing not later than one full business day prior to the Closing Date. The Securities shall be delivered to the Representative on the Closing Date for the respective accounts of the Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a condition to the obligations of the Initial Purchasers.

5. a. Conditions to the Initial Purchasers’ Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date are subject to the satisfaction or waiver, as determined by the Representative in its sole discretion of the following conditions precedent on or prior to the Closing Date:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company or any of its subsidiaries or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Memorandum provided to the prospective purchasers of the Securities that, in the Representative’s judgment, is material and adverse and that makes it, in the Representative’s judgment, impracticable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum.

(b) The Initial Purchasers shall have received on the Closing Date a certificate, dated the Closing Date and signed by the chief financial officer or chief accounting officer of the Company to the effect set forth in subsections (a)(i) and (a)(ii) above, and further to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date; and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date.

(c) The Initial Purchasers shall have received on the Closing Date a corporate opinion, a security interest opinion and a negative assurance letter of Kirkland & Ellis LLP, outside counsel for the Company, dated the Closing Date, substantially in the forms set forth in Exhibits C-1, C-2 and C-3 hereto, respectively. Such opinions and negative assurance letter shall be rendered to the Initial Purchasers at the request of the Company, and shall so state therein. In addition, the Initial Purchasers shall have received on the Closing date an opinion of Todd Beck, senior director, senior counsel for the Company, substantially in the form set forth in Exhibit C-4 hereto.

(d) The Initial Purchasers shall have received on the Closing Date an opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Initial Purchasers, dated the Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(e) On the date hereof, the Initial Purchasers shall have received from each of Ernst & Young LLP, the independent registered public accounting firm for the Company, and KPMG LLP, the independent registered public accounting firm for Motorola Solutions, Inc., a “comfort letter” containing statements and information of the type ordinarily included in accountants’ “comfort letters” dated the date hereof addressed to the Initial Purchasers and in form and substance satisfactory to the Representative, covering the financial information in the Time of Sale Memorandum and other customary matters. In addition, on the Closing Date, the Initial Purchasers shall have received from each of such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Final Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 3 days prior to the Closing Date.

(f) The Company shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received executed copies thereof.

(g) The Company shall have executed and delivered to the Initial Purchasers an executed copy of the Escrow Agreement, deposited or caused to be deposited the Escrowed Property into the Escrow Account, filed or caused to be filed any agreements, financing statements or other instruments to give the Trustee, for the benefit of the holders of the Securities, a valid, perfected first-priority security interest in the Escrowed Property and the Escrow Account (as contemplated by the terms of the Escrow Agreement), complied with the terms and provisions in the Escrow Agreement and provided such evidence of the foregoing as the Representative may reasonably require.

(h) The Initial Purchasers shall have received on the date hereof and on the Closing Date a certificate signed by the Chief Financial Officer of the Company, in form and substance substantially in the form attached as Exhibit A hereto, as to (i) certain estimates of cost savings and synergies and (ii) the results of operations for the Hart Systems business acquired by the Company in December 2013.

(i) The sale of the Securities shall not be enjoined (temporarily or permanently) on the Closing Date.

(j) On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such customary information, documents, letters and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

(k) The Company shall have executed and delivered the Registration Rights Agreement, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received executed copies thereof

If any condition specified in this Section 5a. is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 6(g), 8 and 11 hereof shall at all times be effective and shall survive such termination.

5.b. Additional Obligations on the Escrow Release Date. If the Acquisition has not been consummated as of the Closing Date and the Escrow Agreement is entered into, then, concurrently with the release of the Escrowed Property on the Escrow Release Date, the Company and the Guarantors shall satisfy the following conditions (it being understood that if the Acquisition is consummated as of the Closing Date and the Escrow Agreement is not entered into, then the Company and the Guarantors shall satisfy the following conditions on the Closing Date, with references below to Escrow Release Date being deemed to refer, mutatis mutandis, to the Closing Date):

(a) The Company shall deliver to the Representative executed copies of any certificates, evidence and documents confirming compliance with and satisfaction of the Escrow Release Conditions in accordance with the Escrow Agreement and such other certificates as the Representative shall reasonably request;

(b) Fully executed copies (including all exhibits thereto) of the Joinder Agreement and the Supplemental Indenture and the RRA Joinder required to be entered into by the Company or the Specified Guarantors party thereto on or prior to the Escrow Release Date shall be delivered to the Representative; and

(c) The Initial Purchasers shall have received on the Escrow Release Date opinions of (i) Kirkland & Ellis LLP, counsel for the Company and certain of the Guarantors, as applicable, and (ii) Stinson Leonard Street LLP, counsel for the Company and Guarantors in Missouri, in each case dated the Escrow Release Date substantially in the forms set forth in Exhibits D-1 and D-2 hereto, respectively. Such opinions shall be rendered to the Initial Purchasers at the request of the Company, and shall so state therein.

6. Covenants of the Company and the Guarantors. Each of the Company and the Guarantors covenants with each Initial Purchaser as follows:

(a) To furnish to the Representative in New York City, without charge, as promptly as practicable following the Time of Sale and in any event not later than the third business day following the date hereof and during the period mentioned in Section 6(d) or (e), as many copies of the Time of Sale Memorandum, the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as the Representative may reasonably request.

(b) Before amending or supplementing the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum, to furnish to the Representative a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which the Representative reasonably objects.

(c) To furnish to the Representative a copy of each proposed Additional Written Offering Communication to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed Additional Written Offering Communication to which the Representative reasonably objects.

(d) If the Time of Sale Memorandum is being used to solicit offers to buy the Securities at a time when the Final Memorandum is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Memorandum to reflect any material changes in the information provided therein so that the Time of Sale Memorandum will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Time of Sale Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers and to any dealer upon request, either amendments or supplements to the Time of Sale Memorandum so that the Time of Sale Memorandum as so amended or supplemented will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, when delivered to a Subsequent Purchaser, be misleading or so that the Time of Sale Memorandum, as amended or supplemented, will comply with applicable law.

(e) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum to reflect any material changes in the information provided therein so that the Final Memorandum will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Memorandum so that the Final Memorandum as so amended or supplemented will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, when delivered to a Subsequent Purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

(f) To cooperate with counsel for the Initial Purchasers to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions (including provinces in Canada) as the Representative shall reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits (other than those arising out of the offering or sale of the Securities) or taxation in any jurisdiction where it is not now subject.

(g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants and other advisors in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the issuance and sale of the Securities, including, without limitation, in connection with the preparation, printing, filing, shipping and distribution of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, any Additional Written Offering Communication and any amendments and supplements to any of the foregoing, and the Transaction Documents, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, (ii) all costs and expenses related to the transfer and delivery of the Securities and the Exchange Securities (if issued) to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state and Canadian securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state and Canadian securities laws as provided in Section 6(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Securities or the Exchange Securities (if issued), (v) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading any appropriate market system, (vi) the costs and charges of the Trustee, the Escrow Agent and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, provided, however, that the Company and the Initial Purchasers agree that the Initial Purchasers shall pay or cause to be paid 50% of the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other cost and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 11, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(h) Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to the Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(i) Not to solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Rule 502(c) of Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(j) While any of the Securities remain “restricted securities” within the meaning of the Securities Act, to make available, upon request, to any holder of such Securities and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act and shall have filed all reports required to be filed pursuant to such Sections and the related rules and regulations of the Commission.

(k) During the period of one year after the Closing Date, the Company will not be, nor will it become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(l) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities, and the Company and its Affiliates and each person acting on its or their behalf (other than the Initial Purchasers) will comply with the offering restrictions requirement of Regulation S.

(m) The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell, any of the Securities that have been acquired by any of them.

(n) Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(o) To apply the net proceeds from the sale of the Securities in the manner described under the caption “Use of Proceeds” in the Time of Sale Memorandum and the Final Memorandum.

(p) During the period of 90 days following the date hereof, the Company will not and will not permit any of its subsidiaries to, without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or any subsidiary of the Company or securities exchangeable for or convertible into debt securities of the Company or any subsidiary of the Company (other than as contemplated by this Agreement and to register the Exchange Securities).

7. Offering of Securities; Restrictions on Transfer. (a) Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”). Each Initial Purchaser, severally and not jointly, agrees with the Company that (i) it will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act and (ii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be (x) in the case of offers inside the United States, QIBs or (y) in the case of offers outside the United States, to persons other than U.S. persons (“foreign purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under the caption “Notice to Investors.”

(b) Each Initial Purchaser, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

(i) such Initial Purchaser understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities, or possession or distribution of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

(ii) such Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any such other material, in all cases at its own expense;

(iii) the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act;

(iv) such Initial Purchaser has offered the Securities and will offer and sell the Securities (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 7(a); accordingly, neither such Initial Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

(v) such Initial Purchaser, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State it has not made and will not make an offer of Securities to the public in that Relevant Member State, other than:

(A) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(B) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Representative on behalf of the Initial Purchasers for any such offer; or

(C) in any other circumstances falling within Article 3 of the Prospectus Directive, provided that no such offer of Securities shall require the Company or any Initial Purchaser to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the above, the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in that Member State, and the expression “2010 PD Amending Directive” means Directive 3010/73/EU.

(vi) such Initial Purchaser has represented and agreed that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of such Act does not apply to us and it has complied and will comply with all applicable provisions of such Act with respect to anything done by it in relation to any Securities in, from or otherwise involving the United Kingdom;

(vii) such Initial Purchaser understands that the Securities have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, any Securities in Japan or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law; and

(viii) such Initial Purchaser agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S.”

Terms used in this Section ?7(b) have the meanings given to them by Regulation S.

8. Indemnity and Contribution. (a) Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its directors and officers and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of each Initial Purchaser within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim, as such expenses are incurred) caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Time of Sale Memorandum or any amendment or supplement thereto, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Company, or the Final Memorandum or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Company by such Initial Purchaser through the Representative expressly for use in the Preliminary Memorandum, the Pricing Supplement, the Time of Sale Memorandum or any amendment or supplement thereto, any Additional Written Offering Communication or the Final Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company and the Guarantors may otherwise have.

(b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each Guarantor, each of their respective directors, officers and each person, if any, who controls the Company or any Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Company and any Guarantor within the meaning of Rule 405 under the Securities Act, to the same extent as the foregoing indemnity from the Company to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company by such Initial Purchaser through the Representative expressly for use in the Preliminary Memorandum, the Pricing Supplement, any Additional Written Offering Communication or the Final Memorandum (or any amendment or supplement thereto). Each of the Company and the Guarantors hereby acknowledges that the only information that the Initial Purchasers through the Representative have furnished to the Company expressly for use in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Communication or the Final Memorandum (or any amendment or supplement thereto) are the statements set forth in the first four sentences of the fourth paragraph and the third and fourth sentences of the seventh paragraph under the caption “Plan of Distribution” in the Preliminary Memorandum and the Final Memorandum. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided, however, that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under paragraph (a) or (b) above except to the extent that it has been materially prejudiced by such failure and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under paragraph (a) or (b) above. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the actual or potential defendants in, or targets of, any such proceeding include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party or (iv) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are reasonably incurred and documented. Such firm shall be designated in writing by the Representative, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors, or by the Initial Purchasers, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder as set forth opposite their names in Schedule I hereto, and not joint.

(e) The Company and the Guarantors and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser, its directors and officers, any person controlling any Initial Purchaser or any affiliate of any Initial Purchaser or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9. Termination. The Initial Purchasers may terminate this Agreement by notice given by the Representative to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the NASDAQ Stock Market, LLC, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over the counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representative’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, the judgment of the Representative, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum or the Final Memorandum.

10. Effectiveness; Defaulting Initial Purchasers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non defaulting Initial Purchasers, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one tenth of the aggregate principal amount of Securities to be purchased on the Closing Date, and arrangements satisfactory to the non-defaulting Initial Purchasers and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of the Company or any Guarantor except that the provisions of Sections 6(g), 8 and 11 hereof shall at all times be effective and shall survive such termination. In any such case either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Time of Sale Memorandum, the Final Memorandum or in any other documents or arrangements may be effected. As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 10. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

11. Reimbursement of the Expenses of the Initial Purchasers. If this Agreement shall be terminated by the Initial Purchasers pursuant to Section 5.a. or Section 9 or if for any reason the Company shall fail or refuse to perform its obligations under this Agreement, the Company will reimburse the Initial Purchasers, severally, upon demand for all out of pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

12. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Initial Purchasers with respect to the preparation of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, the conduct of the offering, and the purchase and sale of the Securities.

(b) This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Guarantors and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

(c) The Company and the Guarantors acknowledge that in connection with the offering of the Securities: (i) the Initial Purchasers have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, the Guarantors or any other person, (ii) the Initial Purchasers owe the Company and the Guarantors only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement) if any, (iii) the Initial Purchasers may have interests that differ from those of the Company and the Guarantors, and (iv) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. The Company and the Guarantors waive to the full extent permitted by applicable law any claims they may have against the Initial Purchasers arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Section 8 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

15. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

16. Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by the Representative on behalf of the Initial Purchasers, and any such action taken by the Representative shall be binding upon the Initial Purchasers.

17. Applicable Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the internal laws of the State of New York.

(a) Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

18. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Initial Purchasers shall be delivered, mailed or sent to the Representative at:

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention: High Yield Syndicate Desk, with a copy to the Legal Department,

and if to the Company shall be delivered, mailed or sent to:

Zebra Technologies Corporation

475 Half Day Road, Suite 500

Lincolnshire, IL 60069

Attention: Michael C. Smiley, Chief Financial Officer.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

Zebra Technologies Corporation

By:	/s/ Michael C. Smiley
Name: Michael C. Smiley
Title: Chief Financial Officer

Accepted as of the date hereof

Morgan Stanley & Co. LLC

By:	/s/ Jonathon Rauen
Name: Jonathon Rauen
Title: Authorized Signatory

Acting on behalf of itself and as the Representative of the several Initial Purchasers named in Schedule I hereto.

SCHEDULE I

Initial Purchaser	Principal Amount of Securities to be Purchased
Morgan Stanley & Co. LLC	$498,750,000
J.P. Morgan Securities LLC	262,500,000
Deutsche Bank Securities Inc.	78,750,000
HSBC Securities (USA) Inc.	78,750,000
RBS Securities Inc.	78,750,000
Mitsubishi UFJ Securities (USA), Inc.	26,250,000
PNC Capital Markets LLC	26,250,000

Total:	$1,050,000,000

I-1

SCHEDULE II

Permitted Communications

Time of Sale Memorandum

1.	Preliminary Memorandum issued September 23, 2014

2.	Pricing Supplement dated September 30, 2014

Permitted Additional Written Offering Communication

The electronic “road show” as defined in Rule 433(h) furnished to the Initial Purchasers prior to use that the Initial Purchasers and Company have agreed may be used in connection with the offering of the Securities (the “Recorded Road Show”)

II-1

SCHEDULE III

Specified Guarantors

Laser Band, LLC

Mobile Integrated Technologies, Inc.

Multispectral Solutions, Inc.

Symbol Technologies, Inc.

Symbol Technologies Latin America Inc.

Symbol Technologies International, Inc.

Symbol Technologies Africa, Inc.

Zebra Enterprise Solutions Corp.

Zebra Retail Solutions, LLC

Zebra Technologies Enterprise Corporation

Zebra Technologies International, LLC

ZIH Corp.

III-1

EXHIBIT A

Form of Chief Financial Officer’s Certificate

Capitalized terms not defined in this certificate have the meaning ascribed to them in that certain Purchase Agreement dated as of [•], 2014 (the “Purchase Agreement”), among Zebra Technologies Corporation (the “Company”) and Morgan Stanley & Co. LLC, as representative of the several Initial Purchasers named therein (the “Initial Purchasers”).

This certificate is given in connection with the offering by the Company of [•]% senior notes due 2022 (the “Notes”), pursuant to the preliminary offering memorandum dated September 23, 2014 (the “Preliminary Memorandum”), the other information included in Schedule II to the Purchase Agreement (taken together with the Preliminary Memorandum, the “Time of Sale Memorandum”) [and the final offering memorandum dated [•], 2014 (the “Final Memorandum”)]. In connection with the foregoing, I, Michael C. Smiley, Chief Financial Officer of the Company, have been asked to deliver this certificate on behalf of the Company to the Initial Purchasers.

I hereby certify, on behalf of the Company and not in an individual capacity and pursuant to the Purchase Agreement, as of the date hereof that:

1.	I am familiar with the financial, accounting and record systems of the Company and its subsidiaries.

2.	I have supervised the compilation of and reviewed the circled information contained in the pages attached hereto as Exhibit A and included in the [Time of Sale Memorandum] [and the Final Memorandum]. Such information has been derived from the accounting and other records of the Company, and, to the best of my knowledge, is accurate in all material respects.

3.	In addition, Exhibit B-1 contains circled information included in the [Time of Sale Memorandum] [Final Memorandum] relating to the Company’s estimated cost savings and synergies and estimated integration costs resulting from the Company’s acquisition of the Enterprise Business of Motorola Solutions, Inc. (the “Acquisition”). Such information has been derived from the Company’s due diligence and analyses performed in connection with the Acquisition and has been prepared by the Company in good faith and is based on the best information available to the Company, as set forth in the analysis attached hereto in Exhibit B-2 (the “Analysis”). The amounts of estimated cost savings and synergies and estimated integration costs set forth in the [Time of Sale Memorandum] [the Final Memorandum] as indicated in Exhibit B-1 hereto have been computed and prepared by the Company on the basis of the assumptions and calculations referred to in the Analysis and fairly presents in all material respects the Company’s best reasonable estimates of such cost savings and synergies and estimated integration costs.

This certificate is being furnished to the Initial Purchasers solely to assist them in conducting their investigation of the Company and its subsidiaries in connection with the offering of the Notes. This certificate may be relied upon by the Initial Purchasers solely for this purpose.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned has executed and delivered this chief financial officer’s certificate on behalf of the Company as of [•], 2014.

By

	Name:	Michael C. Smiley
	Title:	Chief Financial Officer

EXHIBIT A

[To be documents provided in connection with diligence of synergies]

EXHIBIT B

FORM OF JOINDER AGREEMENT

[            ], 20[    ]

Reference is hereby made to the Purchase Agreement, dated [            ], 2014 (the “Purchase Agreement”), among Zebra Technologies Corporation, a Delaware corporation (the “Company”) and Morgan Stanley & Co. LLC, as representative (the “Representative”) of the Purchasers named on Schedule I thereto (the “Purchasers”), providing for the issuance and sale of the Securities (as defined therein) by the Company and the Guarantors.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

Each of the undersigned hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, it shall be deemed to be a party to the Purchase Agreement as if it were an original signatory thereto and hereby makes as of the date of the Purchase Agreement the representations and warranties and expressly assumes, and agrees to perform and discharge, all of the obligations and liabilities of a “Guarantor” as the case may be, under the Purchase Agreement, including without limitation, any indemnity and contribution obligations under the Purchase Agreement. All references in the Purchase Agreement to the “Guarantors” shall hereafter include each of the undersigned and their respective successors, as applicable.

Each of the undersigned hereby agrees to promptly execute and deliver any and all further documents and take such further action as the Company or any undersigned party or the Purchasers may reasonably require to effect the purpose of this Joinder Agreement.

This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any law other than the laws of the state of New York.

[Signature Pages Follow]

B-1

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date first set forth above.

[ ]

By
Name:
Title:

B-2